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                                                                     EXHIBIT 7.1


                       AGREEMENT REGARDING JOINT FILING

                         OF STATEMENT ON SCHEDULE 13D

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.001 per share, of Advanced Engine Technologies, Inc., a Colorado corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated:  February 16, 2001


                                        /s/ Robert E. Petersen
                                        --------------------------------------
                                        Robert E. Petersen, Trustee of the
                                        R.E. & M. Petersen Living Trust
                                        DTD 1/17/83


                                        /s/ Margaret M. Petersen
                                        --------------------------------------
                                        Margaret M. Petersen, Trustee of the
                                        R.E. & M. Petersen Living Trust
                                        DTD 1/17/83